                                                                   Exhibit 10.16






                            MILLENNIUM PETROCHEMICALS

                           GRANDFATHERED SUPPLEMENTAL

                            EXECUTIVE RETIREMENT PLAN
                 (As amended and restated as of January 1, 1999)

Millennium Petrochemicals Grandfathered
Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                     Page
         Article I.  The Plan

1.1      Establishment of the Plan                                           1
1.2      Purpose                                                             1

         Article II.  Definitions

2.1      Average Final Compensation                                          1
2.2      Board of Directors                                                  2
2.3      Cause                                                               2
2.4      Committee                                                           2
2.5      Company                                                             2
2.6      Compensation                                                        2
2.7      Deferred Retirement Date                                            2
2.8      Early Retirement Date                                               2
2.9      Employer                                                            2
2.10     Normal Retirement Date                                              3
2.11     Participant                                                         3
2.12     Pension Offset                                                      3
2.13     Plan                                                                3
2.14     Qualified Plan                                                      3
2.15     Retirement Date                                                     3

         Article III.  Participation

3.1      Participation                                                       3
3.2      Continuation of Participation                                       3

         Article IV.  Retirement Date

4.1      Normal Retirement Date                                              4
4.2      Deferred Retirement Date                                            5
4.3      Early Retirement Date                                               5

Millennium Petrochemicals
Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                     Page
         Article V.  Retirement Benefits

5.1      Normal Retirement Benefits                                         5
5.2      Deferred Retirement Benefit                                        6
5.3      Early Retirement Benefit                                           6
5.4      Disability Retirement Benefit                                      6

5.5      Adjusted Age and Benefit Service                                   7

         Article VI.  Death Benefits

6.1      Prior to Retirement                                                7
6.2      After Retirement                                                   8

         Article VII.  In Event of Termination of Employment

7.1      Termination Prior to Retirement                                    8
7.2      Termination after Eligibility for Retirement                       8

         Article VIII.  Time and Form of Benefit Payment

8.1      Normal Form of Benefit                                             9
8.2      Optional Forms of Benefit                                          9

         Article IX.  Provision of Benefits

9.1      Participant Contributions                                          9
9.2      Funding                                                            9

         Article X.  Administration of the Plan

10.1     Powers and Duties of the Committee                                 9

Millennium Petrochemicals
Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                     Page
              Article XI.  Miscellaneous

11.1          Prohibition Against Encumbrance                               10
11.2          Right of Participant                                          10
11.3          Change in Control                                             10

              Article XII.  Amendment or Termination of the Plan

12.1          Amendment                                                     12
12.2          Termination                                                   12

Schedule A    Employees Eligible to Participate                             13
Schedule B    Equistar Employees Eligible to Participate                    14


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


Article I.  The Plan

1.1  Establishment of the Plan

Effective October 1, 1996 Millennium Chemicals Inc. established an unfunded supplemental retirement plan for select employees ("Participants") of Millennium Petrochemicals Inc. (formerly known as Quantum Chemical Corporation), which plan as herein amended and restated as of December 30, 1997 shall hereafter be known as the "Millennium Petrochemicals Supplemental Executive Retirement Plan" (the "Plan").

1.2  Purpose

The purpose of the Plan is to provide Participants with a minimum level of retirement income from the Employer, in addition to other sources of capital accumulation. The plan is intended to be a non-qualified, deferred compensation plan for a "select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

This Plan as herein amended and restated incorporates and replaces any agreement between a Participant and the Company or the Employer with regard to non-qualified supplemental retirement benefits that may be in existence prior to December 30, 1997.

Article II.  Definitions

Except as otherwise defined herein, each capitalized term shall have the meaning set forth in the Pension Plan for Eligible Salaried and Non-Represented Employees of Millennium Petrochemicals.

2.1 "Average Final Compensation" shall mean the highest average annual Compensation for the highest five calendar years in the last ten years of Benefit Service affording the highest such average, or during all years of Benefit Service if less than five. For the purposes of the calculation the period ended December 31, 1996 shall be annualized. For the purpose of allocating any bonus that is includable in Compensation under Section 2.6 hereof for a specific month or months, such bonus shall be allocated pro rata to the performance period in which it was earned. Any administrative procedure adopted relative to the calculation of Average Final Compensation for the Qualified Plan shall apply to this Plan.

2.2 "Board of Directors" shall mean the Board of Directors of the Company except as otherwise specifically stated.

2.3 "Cause" shall have the meaning determined from time to time by the Committee, provided, however, that if the Participant has a written agreement with the Company or any of its subsidiaries containing a definition of termination for "Cause", then "Cause" shall have the meaning set forth in such agreement.

2.4 "Committee" shall mean Compensation Committee of the Board of Directors of the Company.

2.5 "Company" shall mean Millennium Chemicals Inc. and its successors.

2.6 "Compensation" shall have the same meaning as in the Qualified Plan, except that Compensation shall be deemed to include bonuses under the Millennium Chemicals Inc. Annual Performance Incentive Plan (and the annual bonus plans of the Company and its successors and predecessors that succeed or preceded such plan, but not including any supplemental executive bonus or bonus plan, any "top hat" or equity plan) which have become due and payable or which would have become due and payable but for a deferral election made by the Participant and shall be determined without regard to the dollar limitations on the amount of pay taken into account, which limitations are set forth in section 1.14 of the Qualified Plan. Compensation shall also be deemed to include deferred salary which would have been payable but for a deferral election, but Compensation shall not include the subsequent payment of any deferred salary or bonus which has been included in Compensation for a previous year. Notwithstanding the above with respect to Employees listed in Schedule B the base plus bonus as determined by the Company will be deemed to be compensation hereunder.

2.7 "Deferred Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires after his or her Normal Retirement Date pursuant to the provisions of section 4.2 (Deferred Retirement Date).

2.8 "Early Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires prior to his or her Normal Retirement Date pursuant to the provisions of section 4.3 (Early Retirement Date).

2.9 "Employer" shall mean Millennium Petrochemicals Inc. (and Equistar Chemicals, LP ("Equistar") for the purposes of employees of Millennium Petrochemicals Inc. who have been chosen to participate in the Plan while they are Millennium Petrochemicals Inc. employees and thereafter are transferred to Equistar).


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


2.10 "Normal Retirement Date" shall mean the first day of the month immediately following the later of:

           (a) the Participant's sixty-fifth (65th) birthday
                                or
           (b) the fifth (5th) anniversary of the date the Participant becomes a
                                  Member of the Qualified Plan.

2.11 "Participant" shall mean a person who has become a participant in this Plan pursuant to section 3.1. Participants shall be limited to a "select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

2.12 "Pension Offset" shall mean the amount of the monthly Accrued Benefit payable as of the determination date (reduced to reflect commencement of the benefit payable hereunder prior to Normal Retirement Date) to the Participant under the Qualified Plan in the form of a Single Life Annuity, multiplied by twelve. Pension Offset shall also include any other pension benefits, calculated in the same manner and form as stated above, required to be offset under the Qualified Plan.

2.13 "Plan" shall mean the Millennium Petrochemicals Grandfathered Supplemental Executive Retirement Plan.

2.14 "Qualified Plan" shall mean the Pension Plan for Eligible Salaried and Non-Represented Employees of Millennium Petrochemicals (the terms of which appear in the Millennium Chemicals Inc. Consolidated Retirement Plan as modified by Appendix YY thereto) or any successor plan.

2.15 "Retirement Date" shall mean the Early Retirement Date, the Normal Retirement Date, or the Deferred Retirement Date, whichever is applicable.

Article III.  Participation

3.1  Participation

Participants will be limited to individuals who are listed in Schedules A and B hereto.


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


3.2 Continuation of Participation

     (a) a person who has become a Participant in accordance with section 3.1 shall, except as provided in subsection (b) below, continue as a Participant as long as he or she continues in the employment of the Employer and thereafter as long as he or she is entitled to benefits under the Plan.

     (b) Subject to the provisions of section 11.3 (Change in Control) or as provided otherwise in a written agreement between a Participant and the Company or any of its subsidiaries, the Committee may, in its sole discretion, remove a Participant from active participation in the Plan. In this event, any benefits accrued under this Plan will be vested and payable at the Participant's Retirement Date in accordance with Article IV. Subject to the provisions of Section 11.3 and notwithstanding anything herein to the contrary other than Section 11.3, if a Participant's employment is terminated for Cause or if the Participant is convicted of a felony, or if the Participant's employment terminates prior to retirement, death or disability as provided in section 7.1, all rights under this Plan shall be forfeited.

     (c) Subject to the provisions of section 11.3 (Change in Control), or as otherwise provided in a written agreement between the Participant and the Company or any of its subsidiaries, after a Participant commences retirement benefits in accordance with Article V, the Committee, in its sole discretion, may cease payment of benefits under this Plan if the Committee determines that the Participant is acting in bad faith against the Company or the Employer, works for a competitor of the Company or any of its subsidiaries, or has filed any lawsuits, complaints, or grievances against the Company or the Employer in any court of law, tribunal, or with any federal, state, or municipal agency.

     (d) Benefits will cease to accrue for all Participants under the Plan on January 1, 1999 except for those persons who were:

     (i) age 55 or older and Executive Officers of Millennium Petrochemicals Inc. on December 31, 1998; or

     (ii) Equistar Employees named on Schedule B for whom pay credits will be recognized from December 31, 1997 to the date of their termination of employment from Equistar.

Article IV.  Retirement Date

4.1 Normal Retirement Date

A Participant who retires on his or her Normal Retirement Date shall be entitled to a benefit as determined in accordance with section 5.1 (Normal Retirement Benefits).

4.2 Deferred Retirement Date

A Participant whose employment with the Employer continues beyond his or her Normal Retirement Date and whose entitlement to benefits under the Plan has not been forfeited in accordance with subsection (b) of section 3.2 (Continuation of Participation), shall retire on a Deferred Retirement Date and shall be entitled to a benefit in accordance with section 5.2 (Deferred Retirement Benefit).

4.3 Early Retirement Date

A Participant who has attained age 55 and is credited with 10 or more years of Eligibility Service may retire at an Early Retirement Date. In such case, the Participant shall be entitled to a benefit as determined under section 5.3 (Early Retirement Benefit).

Article V. Retirement Benefits

5.1 Normal Retirement Benefit

The annual amount of the Normal Retirement Benefit payable hereunder shall be equal to:

(a) 1.4% of his or her Average Final Compensation not in excess of 125% of Covered Compensation; plus
(b) 1.5% of his or her Average Final Compensation in excess of 125% of Covered Compensation; times
(c)  his or her years of Benefit Service (not to exceed 30); minus
(d)  the Pension Offset;

     provided, however, that the Normal Retirement Benefit payable hereunder shall not exceed 45% of Average Final Compensation as defined herein; and, provided further, that each Participant shall only be entitled to receive a benefit under this Plan if such benefit is greater than the benefit that such Participant is entitled to


5






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receive under the Millennium Chemicals Supplemental Executive Retirement Plan
(the "PEP SERP"), in which case such Participant shall receive only the benefits to which he or she is entitled to receive under this Plan, and such Participants shall not be entitled to receive any benefits under the PEP SERP.

A Participant's Normal Retirement Benefit shall commence on his or her Normal Retirement Date provided his or her Qualified Plan Benefit commences on such date.

5.2 Deferred Retirement Benefit

If a Participant remains in employment after his or her Normal Retirement Date and is entitled to a benefit in accordance with section 4.2 (Deferred Retirement
Date), benefit payments shall be postponed until the Participant's actual retirement on the Deferred Retirement Date. At such Deferred Retirement Date, and provided the Qualified Plan Benefit then commences, the Participant shall be entitled to the benefit determined under section 5.1 based on Benefit Service to the Deferred Retirement Date.

5.3 Early Retirement Benefit

A Participant retiring prior to his or her Normal Retirement Date, as provided in section 4.3 (Early Retirement Date), shall be entitled to receive a benefit, commencing on such Normal Retirement Date, equal to the amount determined under
5.1 based on his or her Average Final Compensation and Benefit Service, with each determined on such Early Retirement Date.

In lieu of such benefit commencing on the Normal Retirement Date, the Participant may elect to have such benefit commence on the first day of any month following his or her Early Retirement Date, provided he or she elects to commence the Qualified Plan Benefit on the same date. In such case, the Participant's benefit shall be reduced by 5/12 of one percent for each month by which such commencement date precedes the first day of the calendar month following his or her 62nd birthday.

5.4 Disability Retirement Benefit

A Participant who is entitled to a disability pension under section 4.05 of the Qualified Plan, shall continue to be credited with Eligibility Service and Benefit Service hereunder. Upon attaining his or her Normal Retirement Date, such Participant shall be entitled to a benefit calculated in accordance with section 5.1
hereunder, based on his or her Average Final Compensation at the time he or she ceases to receive salary continuation payments on account of disability.

A Participant who is receiving disability benefits under the long-term disability plan and satisfies the requirements for an Early Retirement Benefit in accordance with section 5.3 hereunder shall be entitled to commence payment of his or her Disability Retirement Benefit prior to Normal Retirement Date in accordance with section 5.3, provided the Participant elects to commence his or her Qualified Plan Benefit on such date. For purposes of the preceding sentence, the benefit amount shall be determined on the basis of the Participant's Average Final Compensation and Benefit Service on the date prior to the date benefits commence.

If the Participant's benefits under the Employer's long-term disability plan are discontinued prior to Normal Retirement Date and the Participant does not return to service with the Employer or an Affiliate, he or she will be entitled to receive an Early Retirement Benefit calculated in accordance with section 5.3, provided he or she then satisfies the eligibility requirements for such benefit and provided the Participant elects to commence his or her Qualified Plan Benefit on such date.

5.5 Adjusted Age and Benefit Service

The Committee may, in its sole discretion, determine an adjusted Benefit Service and/or an adjusted age for the Participant. The adjusted Benefit Service may be 1, 2, 3, 4, or 5 years more than the actual Benefit Service (subject to the 30 years maximum for Benefit Service). The adjusted age may be 1, 2, 3, 4, or 5 years more than his or her actual age. Pursuant to this section 5.5 the Committee may in its sole discretion cause a Participant to be become eligible for early retirement under the Plan.

In determining the amount of pension in accordance with this Article V, a Participant's adjusted age and adjusted Benefit Service shall be used as if they were his or her actual age and Benefit Service. However, under no circumstances shall benefits commence under this Article V prior to commencement of benefits under the Qualified Plan.

Article VI. Death Benefits

6.1 Prior to Retirement

Upon the death of a Participant prior to retirement, his or her surviving spouse, if any, shall be entitled to a benefit hereunder if such surviving spouse is entitled to a benefit under the Qualified Plan. The amount and form (including commencement date) of the benefit payable to the surviving spouse shall be calculated in the same manner as the Spouse's Pension provided for in section 4.06 of the Qualified Plan, however, on the basis of the formula set forth in section 5.1 herein.

6.2 After Retirement

There is no benefit payable under the Plan in the Event of the Participant's death after his or her retirement benefit has commenced unless an option is in effect in accordance with section 8.2 (Optional Forms of Benefits).

Article VII. In Event of Termination of Employment

7.1 Termination Prior to Retirement, Death or Disability

If a Participant's employment with the Employer ceases for any reason and he is not eligible for a benefit under the provisions of Article IV (Retirement Date),
Article VI (Death Benefits), section 5.4 (Disability Benefits) or section 11.3 (Change of Control) no benefits shall become payable to such Participant under this Plan unless provided otherwise in a written agreement between the Participant and the Company or any of its subsidiaries.

7.2 Termination after Eligibility for Retirement

A Participant whose employment with the Employer ceases for any reason other than death and who is eligible to retire under the provisions of Article IV (Retirement Date), shall be deemed to have retired or to have been retired by the Employer and shall be entitled to the appropriate benefits, subject to any possible forfeiture of benefits pursuant to section 3.2 or earlier payment of such benefits pursuant to section 11.3 (Change of Control).


8






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Article VIII. Time and Form of Benefit Payment

8.1 Normal Form of Benefit

Except as otherwise provided in section 8.2, the retirement benefit shall be payable as a monthly annuity as of the first day of each calendar month for the life of the Participant with benefits ceasing upon the Participant's death.

8.2 Optional Forms of Benefit

The benefit under this Plan will be paid in the same form as the Qualified Plan's benefit is payable so long as the Committee approval is secured. If such form of payment is other than a Single Life Annuity, the amount of pension otherwise payable under this Plan shall be adjusted in the same manner that benefits are to be adjusted under the Qualified Plan.

Notwithstanding the above, if a Participant elects to receive his or her Qualified Plan Benefit in the form of a lump sum distribution, said distribution will be paid out of this Plan in three (3) annual equal installments commencing on the Participant's Retirement Date and continuing on the first and second anniversary thereof.

Article IX. Provision of Benefits

9.1 Participant Contributions

Participants shall make no contributions under the Plan.

9.2 Funding

Benefit payments from the Plan will be made from the general assets of the Company in accordance with such arrangements as the Company may deem necessary and proper to fulfill its agreement hereunder.

Article X. Administration of the Plan

10.1 Powers and Duties of the Committee

The Committee, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.

Article XI. Miscellaneous

11.1 Prohibition Against Encumbrance

Except in the case of a court order which meets the requirements of a "qualified domestic relations order" as defined in section 414(p) of the Internal Revenue Code of 1986, no benefit under the Plan shall be alienated, assigned, disposed of, or in any manner encumbered while in the possession and control of the Company or the Employer. If the interest of any Participant or Participant's beneficiary would, but for this section 11.1, cease in whole or in part to be enjoyed by such individual, the Committee, in its sole discretion, may direct that the funds constituting such interest be withheld or it may expend from such funds for the direct maintenance and support of the Participant, such Participant's spouse, children, or their dependents as, in the Committee's sole discretion, it deems fit and proper.

11.2 Right of Participant

Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or the Employer to dismiss or otherwise terminate the employment, or change the terms of employment, or amount of compensation, of any Participant at any time for any reason.

11.3 Change in Control

     The Plan will terminate effective on the close of business 30 days following a Change in Control, as hereinafter defined. Upon such Change in Control, section 12.1 shall become inoperative and, in addition, any modification or amendment adopted within six months prior to the Change in Control shall be void with respect to any specific Participant affected thereby unless approved by such Participant. Upon such termination, each Participant (including each Participant whose employment was terminated within six months prior to such Change in Control by the Employer without Cause, or due to disability, or voluntarily for good reason as determined by the Committee, and each Participant that has experienced a Change of Control pursuant to a separate written "Change in Control" agreement with the Company or the Employer) will be deemed retired pursuant to section 5.1, based on Benefit Service through the termination date. A lump sum payment that is the actuarial equivalent of each Participant's benefit payable under this Plan calculated using the prime rate of interest at Citigroup, Inc. as of the date of the Change in Control or 6%, whichever is less, as the discount rate to determine the present value of accrued benefits, shall be paid as soon as practicable following the date of the Change in Control, but in no event later than 90 days thereafter. All other actuarial assumptions and calculation methods to be used shall be those in effect as at the last actuarial valuation of the Qualified Plan and based on the Qualified Plan document prior to such Change in Control.

For the purposes of this Plan, the term "Change in Control" shall mean (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; (iii) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) approval by the stockholders of the Company of a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. Notwithstanding the foregoing, the formation of Equistar and the contribution of assets of the Employer to Equistar on December 1, 1997, and the sale or disposition of all or part of the Company's interest in Equistar (separately or together with the sale or disposition of the business of the Employer or any of the assets of the Employer) shall not constitute a Change in Control for purposes of this Plan. "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code and the term shall also include any partnership, limited liability company or other business entity if the Company owns directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Only one (1) Change in Control may occur under this Plan.

Article XII. Amendment or Termination of the Plan

12.1 Amendment

The Board of Directors reserves the right at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of the Plan but no such amendment shall adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior the effective date of the amendment.

12.2 Termination

The Board of Directors shall have the right to terminate the Plan at any time provided that such action shall not adversely affect any Participant's or Participant's beneficiary rights to benefits accrued under the Plan prior to such action.


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


                                   Schedule A

Millennium Petrochemicals Supplemental Executive Retirement Plan

Employees Eligible to Participate




                                Charles F. Daly
                                John G. Von Ohlen
                                Peter P. Hanik
                                Mark Stoll




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


                                   Schedule B

        Millennium Petrochemicals Supplemental Executive Retirement Plan

                   Equistar Employees Eligible to Participate



                           Eugene R. Allspach
                           Alan Houlton
                           Bernie Sandner
                           Jerry W. Parker
                           John M. Holtz
                           Myra J. Perkinson
                           B. Roger Crose
                           John Eisenhauer




14